Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

June 27, 2013

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:                 The Pulse Network, Inc. (“Registrant”)
File No.:          000-54741

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of Registrant dated June 26, 2013. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC